UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 27, 2007

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2007, g8wave Holdings, Inc. (“g8wave” or the “Company”) issued a press release announcing the appointment of William E. Duke, Jr. to serve as Chief Financial Officer of the Company. Mr. Duke replaces Rick Gallagher, who served as the Company’s interim Chief Financial Officer until Mr. Duke assumed the duties of Chief Financial Officer effective August 27, 2007.

Mr. Duke, 35 years old, joined g8wave from OTF Group, Inc. (“OTF”) where he served as Chief Financial Officer responsible for directing OTF’s worldwide financial strategy and operations from May 2001 to August 2007. While at OTF, Mr. Duke was responsible for financial and accounting operations, investor relations, information systems, and legal and administrative matters.

There are no family relationships among Mr. Duke and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Duke that would require disclosure pursuant to Item 404(a) of Regulation S-B.

Mr. Duke’s employment agreement is effective as of August 27, 2007 and unless earlier terminated, will expire on October 1, 2009, subject to the automatic renewal provisions (for additional one year periods) contained in the agreement. The agreement provides for a base salary of $175,000 per year, which may be increased from time to time by the Board of Directors of the Company (the “Board”), in its sole discretion. Mr. Duke will also be eligible to receive an annual bonus of up to 20% of his then current base salary, based upon Mr. Duke meeting certain performance goals as determined by the Board.

Under the terms of the employment agreement, the Board approved the following: (i) that Mr. Duke be granted 166,725 shares of restricted stock (“RSUs”) of g8wave pursuant to the g8wave 2007 Equity Incentive Plan; (ii) that 25% of the RSUs will vest on August 27, 2008, and the remaining 75% will vest thereafter in monthly installments over the next three years of Mr. Duke’s employment; and (iii) that in the event Mr. Duke is terminated without “cause,” the RSU grant will vest with a six month acceleration and g8wave will promptly issue to Mr. Duke the shares of common stock underlying vested RSUs through the effective date of his termination of employment.

The agreement provides that Mr. Duke will be entitled to: (i) participate, to the extent that he is otherwise eligible, in all employee benefit plans that the Company maintains for its senior executives; (ii) receive reimbursement for reasonable business expenses (including telecommunications, entertainment, promotional, and travel expenses); and (iii) receive 15 days of vacation per calendar year.

In the event of a “change of control” (as such term is defined in the agreement), Mr. Duke will be entitled to the following: (i) 100% vesting acceleration of his RSU grant and prompt issuance of g8wave’s common stock underlying such RSUs; and (ii) a severance payment equal to 12 months of his base salary and annual bonus. However, if the person or entity that acquires the Company or its assets as part of the “change of control” requests that Mr. Duke continue as an employee, the Company’s obligation to pay the severance payment will be conditioned on Mr. Duke agreeing to continue such employment for a period of up to 90 days from the date of the “change of control.”

If Mr. Duke is terminated without “cause,” or if he terminates his employment upon a material breach of the agreement by g8wave, or for “good reason” (as these terms are defined in the agreement), g8wave will pay Mr. Duke a separation payment equal to the sum of the following: (i) his base salary and accrued and unused vacation earned through the effective date of his termination and continuing for a period of six months after the termination date; and (ii) a pro-rated bonus payable within fifteen days of the termination date. Additionally, Mr. Duke will be entitled to receive, for a period of six months after the date of termination, health benefits coverage under the same plan(s) or arrangement(s) in effect at the time of his termination.

If Mr. Duke is terminated “for cause,” g8wave will (i) issue to Mr. Duke the shares of common stock underlying the vested RSUs through the effective date of his termination; and (ii) pay Mr. Duke’s accrued base salary and accrued and unused vacation benefits earned through the date of his termination. Thereafter, the Company will have no further obligation to Mr. Duke.

If Mr. Duke’s employment terminates for any other reason before the expiration of the term (e.g., because of his death or complete disability), g8wave will pay him the sum of the following: (i) his accrued base salary through the date of his termination; (ii) his accrued and unused vacation benefits through the date of his termination; (iii) his incentive compensation, including his annual bonus, in each case, earned through the date of termination; (iv) six months’ vesting acceleration of his RSU grant; and (v) in the event of disability, six months’ continuation of his base salary and health and pension benefits. In addition, g8wave will promptly issue the common stock underlying Mr. Duke’s RSUs that have vested through the termination date.

Mr. Duke’s employment agreement is attached hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Duke’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

On August 31, 2007, the Company issued a press release announcing that, in connection with its recent reverse merger and name change to g8wave Holdings, Inc., the Company changed the trading symbol of its common stock to “GEWV.OB,” effective August 30, 2007. A copy of the press release announcing the trading symbol change is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 27, 2007, between g8wave Holdings, Inc. and William E. Duke, Jr.

99.1	Press release, dated August 31, 2007, of g8wave Holdings, Inc.

99.2	Press release, dated August 31, 2007, of g8wave Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2007

g8wave Holdings, Inc.

By: /s/ Habib Khoury
Habib Khoury
Chief Executive Officer